SUN RIVER ENERGY, INC. ANNOUNCES DISMISSAL OF CLAIMS BY PLAINTIFFS IN SHAREHOLDER SUIT

Dallas, TX -- (PRNewswire-FirstCall) – October 1, 2012 -- Sun River Energy, Inc. (OTC:BB:SNRV).  Sun River Energy, Inc. (the “Company” or “Sun River”) announces, on September 28, 2012, three Plaintiffs in a suit styled James Ballard, et al, vs. Sun River Energy, Inc., et al, Cause No. 12-06318, in the 134th Judicial District Court of Dallas County, Texas dismissed their claims with prejudice.  Additionally, the attorneys representing the remaining Plaintiffs have filed a motion to withdraw as counsel.

Donal R. Schmidt, Jr., the Company's CEO and President, said:

“The dismissal and withdrawal of counsel effectively ends this litigation.  This dismissal validates management’s claims they did not mismanage Sun River or defraud anyone.

“Initially, the court was skeptical of Plaintiffs’ claims and demand for extraordinary relief.  The judge recently ordered the Plaintiffs to re-plead their suit or face having their derivative claims struck which would have exposed the Plaintiffs to an award of attorney’s fees for bringing an improper lawsuit.  During this period, Jim and Iva Ballard and Bruce Pitts approached us about resolving the lawsuit.

“Through our discussions, we learned Harry McMillan, managing member of Cicerone Corporate Development, LLC, who Sun River terminated last December helped Plaintiff Steve Henson, former Company director, orchestrate the lawsuit.  These two men approached the Ballards and Mr. Pitts in an attempt to have them pay for this litigation by making false and malicious claims based upon confidential non-public information.  The Ballards and Mr. Pitts were misled to say the least.  Regardless, I have to give them credit for recognizing that Henson and McMillan as well as the attorneys representing the Plaintiffs were not telling them the entire story.

“At all times we maintained the allegations in the lawsuit were false.  Fortunately, the Ballards and Mr. Pitts came to the same conclusion.”

Jim Ballard said:

“Iva and I are glad this is over.  Sun River’s management has our full support.”

Donal R. Schmidt, Jr. further states:

“It is unnerving when a shareholder files suit questioning management’s honesty and integrity.  Every CEO dreads a fraud or derivative suit that might start a landslide, which buries a company.  I knew if the Company stood firm, the truth would eventually come out.

“I anticipate the remaining Plaintiffs will have a hard time finding another law firm to take their case and I expect most of them to dismiss as well.  The facts just don’t support their allegations and we will be seeking the return of our attorney’s fees and damages, if justified.

“Finally, thanks to all of the shareholders who never lost faith in the officers and directors of Sun River.  The words of encouragement were greatly appreciated.”

About Sun River Energy, Inc.:

Sun River Energy, Inc. is a Dallas-based, oil and gas exploration and production company.  For further information on the Company, please visit our website www.snrv.com.

Media Contact:
Gilbert Steedley
1-800-669-6511

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